UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 24, 2009

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	N49 W13650 Campbell Drive Menomonee Falls, WI 53051	53051
	(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 24, 2009, Magnetek, Inc. (the “Company”) was notified that Dewain K. Cross, a member of the Company’s Board of Directors and an independent director, passed away.  Mr. Cross was the chairman of the Audit Committee as well as a member of the Compensation, Nominating and Corporate Governance and Retirement Plan Committees.

Section 303A.07(a) of the New York Stock Exchange Listed Company Manual requires all publicly traded companies to have at least three directors serving on the audit committee.  On August 25, 2009, the Company notified NYSE Regulation, Inc. (“NYSE”) that, as a result of Mr. Cross’ death, its audit committee no longer has three members, and on the same day, the NYSE provided written notice that the Company is deficient in meeting the requirements of Section 303A.07(a) because it does not have three members on the audit committee.  The Company intends to schedule meetings of its Nominating and Corporate Governance Committee and the Board of Directors in order to address this vacancy on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 2009

MAGNETEK, INC.

/s/	Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer